Exhibit 10.1

SELECT ENERGY SERVICES, INC.
2016 EQUITY INCENTIVE PLAN

STOCK-SETTLED INCENTIVE AWARD GRANT NOTICE

Pursuant to the terms and conditions of the Select Energy Services, Inc. 2016 Equity Incentive Plan, as amended from time to time (the “Plan”), Select Energy Services, Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) this stock-settled incentive award  (this “Award”) having the value set forth below.  This Award is subject to the terms and conditions set forth herein and in the Stock-Settled Incentive Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference.  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	_____________________
Date of Grant:	_____________________
Award Type and Description:

Other Stock-Based Award granted pursuant to Section 6(h) of the Plan that has been designated as a Performance Award under Section 6(k) of the Plan. This Award represents the right to receive shares of Stock in an amount up to 200% of the Target Amount, subject to the terms and conditions set forth herein and in the Agreement.

Your right to receive settlement of this Award in an amount ranging from 0% to 200% of the Target Amount, settled in a number of shares of Stock having a Fair Market Value equal to such amount. This Award shall vest and become earned and nonforfeitable upon (i) your satisfaction of the continued employment or service requirements described below under “Service Requirement” and (ii) the Committee’s certification of the level of achievement of the Performance Goal (defined below). The portion of the Target Amount actually earned upon satisfaction of the foregoing requirements is referred to herein as the “Earned Amount.”

Target Amount	[$ amount equal to 1.5x Salary] (the “Target Amount”).
Vesting Date:	May 4, 2020
Service Requirement:

Except as expressly provided in Sections 4 and 5 of the Agreement, you must (i) remain continuously employed by, or continuously provide services to, the Company or an Affiliate, as applicable, and (ii) continue serving in the same (or comparable) or higher position (as determined by the Committee), in each case, from the Date of Grant through the Vesting Date to be eligible to receive payment of this Award, which is based on the level of achievement with respect to the Performance Goal (as defined below).

Performance Goal:

Subject to the terms and conditions set forth in the Plan, the Agreement and herein, the portion of the Target Amount, if any, that becomes the Earned Amount on the Vesting Date will be determined in accordance with the following table:

	Stock Price at Vesting Date*	Percentage of Target Amount Earned
	Less than $20.00	0%
	At least $20.00, but less than $25.00	100%
	$25.00 or greater	200%

*The “Stock Price at Vesting Date” shall equal the greater of (i) the Fair Market Value of a share of Stock on the Vesting Date, or (ii) the volume weighted average closing price of a share of Stock, as reported on the NYSE, for the 30 trading days preceding the Vesting Date.

Settlement:	Settlement of the Earned Amount shall be made solely in shares of Stock, which shall be delivered to you in accordance with Section 6 of the Agreement.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Stock-Settled Incentive Award Grant Notice (this “Grant Notice”).  You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice.  This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

COMPANY

Select Energy Services, Inc.

By:
Name: Holli C. Ladhani
Its: President and Chief Executive Officer

PARTICIPANT

Name:

Signature Page To
Stock-Settled Incentive Award Grant Notice

EXHIBIT A

STOCK-SETTLED INCENTIVE AWARD AGREEMENT

This Stock-Settled Incentive Award Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Select Energy Services, Inc., a Delaware corporation (the “Company”), and _________ (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.Definitions.  For purposes of this Agreement, the following terms shall have the meanings specified below.

(a)“Cause” means “cause” (or a term of like import) as defined under the Participant’s employment, consulting and/or severance agreement with the Company or an Affiliate or, in the absence of such an agreement or definition, shall mean a determination by the Company in its sole discretion that the Participant has: (i) engaged in gross negligence or willful misconduct in the performance of the Participant’s duties with respect to the Company or an Affiliate, (ii) materially breached any material provision of any written agreement between the Participant and the Company or an Affiliate or corporate policy or code of conduct established by the Company or an Affiliate and applicable to the Participant; (iii) willfully engaged in conduct that is materially injurious to the Company or an Affiliate;  or (iv) been convicted of, pleaded no contest to or received adjudicated probation or deferred adjudication in connection with, a felony involving fraud, dishonestly or moral turpitude (or a crime of similar import in a foreign jurisdiction).

(b)“Disability” means “disability” (or a term of like import) as defined under the Participant’s employment, consulting and/or severance agreement with the Company or an Affiliate or, in the absence of such an agreement or definition, shall mean the Participant’s inability to perform the Participant’s duties, with reasonable accommodation, due to a mental or physical impairment that continues (or can reasonably be expected to continue) for (i) 90 consecutive days or (ii) 180 days out of any 365-day period, which, in either case, shall only be deemed to occur following the written determination by the Company of any such occurrence of Disability.

(c)“Good Reason” means “good reason” (or a term of like import) as defined under the Participant’s employment, consulting and/or severance agreement with the Company or an Affiliate or, in the absence of such an agreement or definition, shall mean (i) a material diminution in the Participant’s base salary or (ii) the relocation of the geographic location of the Participant’s principal place of employment by more than 50 miles from the location of the Participant’s principal place of employment as of the Grant Date; provided that, in the case of the Participant’s assertion of Good Reason, (A) the condition described in the foregoing clauses must have arisen without the Participant’s consent; (B) the Participant must provide written notice to the Company of such condition in accordance with this Agreement within 45 days of the initial existence of the condition; (C) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Company; and (D) the date of termination of the

Exhibit A-1

Participant’s employment or other service relationship with the Company or an Affiliate must occur within 90 days after such notice is received by the Company.

2.Award.  In consideration of the Participant’s employment with, or service to, the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant this Award as set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement (including, for the avoidance of doubt, with respect of the subject matter covered in Section 5), the terms of the Plan shall control.  Unless and until this Award has become earned in the manner set forth in the Grant Notice, the Participant will have no right to receive any Stock or other payments in respect of this Award.  Prior to settlement of this Award, this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

3.Earning of this Award.  Except as otherwise set forth in Sections 4 and 5,  this Award shall vest in accordance with the Participant’s satisfaction of the vesting schedule set forth in the Grant Notice (the “Service Requirement”) based on the extent to which the Company has satisfied the Performance Goal set forth in the Grant Notice, which shall be determined by the Committee in its sole discretion following the Vesting Date (and any portion of this Award that does not become so earned shall be automatically forfeited). Unless and until this Award has become earned and settled in accordance with Section 6, the Participant will have no right to receive any dividends or other distribution with respect to the Stock that may ultimately be issued in settlement of this Award .

4.Effect of Termination of or Change in Employment or Service.

(a)Termination of Employment or Service without Cause or for Good Reason. Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, upon the termination of the Participant’s employment or other service relationship with the Company or an Affiliate without Cause (and not due to the Participant’s death or Disability) by the Company or an Affiliate or by the Participant for Good Reason that occurs prior to the Vesting Date, then the Participant shall be deemed to have satisfied the Service Requirement with respect to this Award and this Award shall remain outstanding and, subject to the satisfaction of the Performance Goal, shall be eligible for settlement in accordance with Section 6.

(b)Termination of Employment or Service due to Disability or Death. Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, upon the termination of the Participant’s employment or other service relationship with the Company or an Affiliate due to the Participant’s Disability or death that occurs prior to the Vesting Date, then the Participant shall be deemed to have satisfied the Service Requirement with respect to this Award and this Award shall remain outstanding and, subject to the satisfaction of the Performance Goal, shall be eligible for settlement in accordance with Section 6.

(c)Other Termination of Employment or Service. Except as otherwise provided in Section 4(a) or (b) or Section 5,  if the Participant has not satisfied the Service Requirement, then upon the termination of the Participant’s employment or other service relationship with the Company or an Affiliate for any reason,  this Award will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

(d)Change in Employment or Service.  Except as otherwise provided in Section 4(a) or (b) or Section 5, if, prior to the Vesting Date, the Participant ceases to serve in the same (or comparable) or higher position (as determined by the Committee) for any reason (even if the Participant remains employed by, or continues to provide services to, the Company or an Affiliate), this Award will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

5.Change in Control.  In the event a Change in Control (so long as such Change in Control also constitutes a “change in control event” as defined in the Nonqualified Deferred Compensation Rules) occurs prior to the Vesting Date (the date of such occurrence, the “Change in Control Date”), so long as the Participant has remained continuously employed by, or has continuously provided services to, the Company or an Affiliate, as applicable, from the Date of Grant through the Change in  Control Date, then this Award shall vest as of the Change in Control Date based on the extent to which the Company has satisfied the Performance Goal set forth in the Grant Notice, assuming that the Performance Period ended on the Change in Control Date and the Stock Price at Vesting Date is equal to the Change in Control Price, which shall be determined by the Committee in its sole discretion following the Change in Control Date, and which shall be eligible for settlement in accordance with Section 6 except that settlement shall occur within 30 days following the Change in Control Date (and any portion of this Award that does not become so earned shall be automatically forfeited).

6.Settlement of this Award.  As soon as administratively practicable following the Committee’s certification of the level of attainment of the Performance Goal, but in no event later than 30 days following the Vesting Date,  the Company shall deliver to the Participant (or the Participant’s permitted transferee, if applicable) a number of shares of Stock having a Fair Market Value equal to the Earned Amount; provided, however, that any fractional shares of Stock that become payable hereunder shall be rounded down at the time shares of Stock are issued in settlement of this Award.  No fractional shares of Stock, nor the cash value of any fractional shares of Stock, shall be issuable or payable to the Participant pursuant to this Agreement. All shares of Stock, if any, issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion.  The value of shares of Stock shall not bear any interest owing to the passage of time.  Neither this Section 6 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

7.Tax Withholding.  To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, Stock (including previously owned Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this

Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Stock, the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor.  The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

8.Non-Transferability.  During the lifetime of the Participant,  this Award may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock have been issued in settlement of this Award, and all restrictions applicable to such shares have lapsed.  Neither this Award nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

9.Compliance with Applicable Law.  Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed.  No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained.  As a condition to any issuance of Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

10.Legends.  If a stock certificate is issued with respect to shares of Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable laws or the requirements of any stock exchange on which the Stock is then listed.  If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.

11.Rights as a Stockholder.  The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.

12.Execution of Receipts and Releases.  Any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder.  As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to the Earned Amount.

13.No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor this Award thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. The grant of this Award is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

14.Lock-Up Period. If so requested by the Company or any representative of the underwriters in connection with an underwritten public offering of the Company’s securities (a “Public Offering”), the Participant (or other holder) shall not sell or otherwise transfer or distribute any Stock or other securities of the Company (or any securities convertible or exchangeable or exercisable for Stock or engage in any hedging transactions relating to Stock) during the period beginning 14 days prior to the expected date of the “pricing” of such Public Offering and continuing for the 180-day period (or such other period as may be requested in writing by such underwriters and agreed to in writing by the Company) following the effective date of such Public Offering. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

15.Legal and Equitable Remedies.  The Participant acknowledges that a violation or attempted breach of any of the Participant's covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties hereto agree that the Company and its Affiliates shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining the Participant or the affiliates, partners or agents of the Participant from such breach or attempted violation of such covenants and agreements, as well as to recover from the Participant any and all costs and expenses sustained or incurred by the Company or any Affiliate in obtaining such an injunction, including, without limitation, reasonable attorneys' fees. The parties to this Agreement agree that no bond or other security shall be required in connection with such injunction. Any exercise by either of the parties to this Agreement of its rights pursuant to this Section 15 shall be cumulative and in addition to any other remedies to which such party may be entitled.

16.Notices.  All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

Select Energy Services, Inc.
Attn: Senior Vice President, General Counsel and Secretary
515 Post Oak Blvd., Suite 200
Houston, Texas 77027

If to the Participant, at the Participant’s last known address on file with the Company.

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

17.Consent to Electronic Delivery; Electronic Signature.  In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

18.Agreement to Furnish Information.  The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

19.Entire Agreement; Amendment.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to this Award granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement.  Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

20.Severability and Waiver.  If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

21.Clawback.  Notwithstanding any provision in the Grant Notice, this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

22.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW.

23.Successors and Assigns.  The Company may assign any of its rights under this Agreement without the Participant’s consent.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom this Award may be transferred by will or the laws of descent or distribution.

24.Headings. Headings are for convenience only and are not deemed to be part of this Agreement.

25.Counterparts.  The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.  Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.

26.Section 409A.  Notwithstanding anything herein or in the Plan to the contrary, this Award is intended to comply with the applicable requirements of the Nonqualified Deferred Compensation Rules and shall be construed and interpreted in accordance with such intent. If  the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for settlement of this Award upon his “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death.  Notwithstanding the foregoing, the Company and its Affiliates make no representations that this Award is compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.